DELAWARE GROUP STATE TAX-FREE INCOME TRUST

Registration No. 811-02715
FORM N-SAR
Semi-Annual Period Ended August 31, 2009

SUB-ITEM 77Q.1:  Exhibits

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group State Tax Free
Income Trust dated February 26, 2009, attached as Exhibit.